August 2, 2012


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
the American
Depositary Receipts of
Yell Group plc
Form F6 File No
333157148


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of The Bank of New York
Mellon, as Depositary for securities
against which American Depositary
Receipts ADRs are to be issued, we
attach a copy of the new prospectus
Prospectus reflecting the change in
name from Yell Group plc to Hibu plc
and the removal of the Par Value.
As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the Prospectus
consists of the ADR certificate with
the revised name change for Yell
Group plc.
The Prospectus has been revised to
reflect the removal of the Par Value
and to reflect the new name as Hibu
plc
Please contact me with any questions
or comments at 212 8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon  ADR
Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance








Depositary Receipts
101 Barclay Street 22nd Floor West, New York,
NY 10286